Exhibit 99.1

Micronet Enertec Technologies, Inc. Reports Fourth Quarter and
Record Full Year 2013 Financial Results

* 2013 annual revenues grew 100% to $35.6 million up from $17.8M in 2012
* Fourth quarter gross margin of 33% compared to 19% in fourth quarter 2012
* Total cash and marketable securities: $19.8 million, up from $13.8M in 2012
* Fourth quarter revenues of $9.5 million compared to $9.6 in fourth quarter 2012

MONTVALE, N.J., March 19, 2014 /PRNewswire/ -- Micronet Enertec Technologies, Inc. (NASDAQCM;MICT), a developer and manufacturer that integrates and globally markets rugged computers, tablets and computer-based systems for the commercial Mobile Resource Management (MRM) market and for the defense and aerospace markets, today announced financial results for the fourth quarter and full year ended December 31, 2013.

"We are pleased to report our record 2013 results. Following the successful acquisition of Micronet in September 2012 (the results thereof are fully consolidation in our 2013 result for the first time) and an 8% organic growth in our Defense and Aerospace business, our revenues doubled in 2013 while our gross profit more than tripled. During this period, we managed to grow and integrate Micronet, our new subsidiary, maintain a strong cash position and develop and introduce to the MRM market new products with some important features such as dual operating systems for both Windows and Android that have already received widespread acceptance. We expect these new products to be our engine for future growth,” stated David Lucatz, Chief Executive Officer of Micronet Enertec Technologies Inc.

“In 2013, we initiated our combined R&D and marketing efforts to penetrate to the local fleet vertical market, one of the largest and fastest growing segments in the MRM market. These efforts are paying off, as demonstrated in our most recent fourth quarter, following the launch of new products. We continued to improve our margins and profitability as a result of improved efficiencies in our commercial production lines and a higher margin product mix. Our innovative approach positions us as the pioneers and preferred supplier of computing solutions and tablets for the growing MRM market.”

Fourth Quarter 2013 Financial Highlights:
•
Total revenue of $9.5 million compared to $9.6 million in the fourth quarter of 2012. Revenue from MRM was $5.4 million, and revenue from Aerospace and Defense was $4.1 million in the fourth quarter of 2013.

•	Gross profit was $3.2 million, compared to $1.8 million for the fourth quarter of 2012.
•	Gross margin was 33% compared to 19% in the fourth quarter of 2012, the improved results are mainly attributed to a favorable higher margin product mix of the MRM in the fourth quarter of 2013.
•	R&D expenses of $839,000 compared to $491,000 in the fourth quarter of 2012.
•	Operating income was $1.0 million, compared to an operating loss of $665,000 in the fourth quarter of 2012.
•	GAAP net income attributable to Micronet Enertec for the fourth quarter was $116,000, compared to $1,330,000 for the same period last year.
•
GAAP net income per share for the fourth quarter was $0.02, based on 5.9 million average basic and diluted shares, compared to GAAP net profit per share of $0.36, based on 3.6 million diluted shares, in the fourth quarter last year.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

Full Year 2013 Financial Highlights
•	Total revenue doubled to $35.6 million compared to $17.8 million in 2012. Revenue from MRM was $24.3 million, and revenue from Aerospace and Defense was $11.3 million in 2013.
•	Gross Profit was $13.3 million, compared to $4.0 million in 2012. Gross margin was 37% compared to 22% in the same period last year due to the higher mix of MRM revenue in 2013.
•	Operating income was $4.6 million, compared to an operating loss of $325,000 in 2012.
•	R&D expenses grew to $2.7 million from $777,000 in 2012.
•	GAAP net loss attributable to Micronet Enertec was $0.5 million compared to net income of $5.4 million in 2012, which included a one-time $4.6M gain on bargain purchase in 2012.
•
GAAP net loss per share for the period was $0.1, based on 5.1 million average basic and diluted shares, compared to GAAP net income per share of $1.54 in 2012, based on 3.6 million average diluted shares, in the same period last year.

•	Non GAAP adjustment amounted to $2.4 million.
•	Non-GAAP net income was $1.9 million compared to non-GAAP net income of 1.4 million last year.
•	Non-GAAP diluted EPS was $0.36 based on 5.2 million diluted shares compared to $0.40 per share based on 3.6 million diluted shares last year.
•	Strong Balance Sheet: Cash and marketable securities amounted to $19.8 million as compared to $13.8 million in December 31, 2012. Current ratio 3:1 on December 30, 2013.
•	Total debt decreased by $2.6 million from $11.7 million as of December 31, 2012 to $9.1 million as of December 31, 2013.

Mr. Lucatz continued, “Looking forward into 2014, we plan to aggressively expand our sales activities in North America by reinforcing our sales, marketing and technical support presence in order to establish closer relationships with both our customers and our new sales channel partners. We will continue to address our traditional markets along with other new high-growth segments like the Local Fleet market. In fact, our new 300 Series ruggedized platform was specifically designed to support local fleets, and we plan to ultimately support both Windows and Android to further broaden our potential customer base for this solution. We continue to receive very favorable reaction in the market to this new product set, and a growing base of prospective customers are in the midst of their own evaluation and product development efforts to deploy it. We look forward to supporting these new customers and others as we grow our business in the Local Fleet market.”

“Beyond the MRM segment, we are committed to maintain a strong presence and an ample backlog of business in the Aerospace and Defense segment. During the quarter we announced $2.6 million in new projects that will be executed this year and that we expect to lead to follow on projects in the upcoming years. Also, after the end of the fourth quarter, we announced a new $2 million project for the development and supply of a generic computer-based test, diagnosis and simulation system designated to support a vast range of advanced missile defense systems. Looking forward, we see ongoing demand in the Aerospace and Defense segment, and we expect to announce new orders in this space in the coming months".

Conference Call
Micronet Enertec will host a conference call today at 10:30 a.m. EDT to discuss the company's financial results for the fourth quarter and full year 2013, its business outlook and other matters. We invite all those interested in participating in the call to dial:1-866-229-7198. Callers from outside of the U.S may access the call by dialing 972-3-918-0692. Please dial a few minutes before 10:30 a.m. EDT. Participants may also access a live webcast of the conference call through the Investor Relations section of Micronet Enertec's website at http://www.veidan-stream.com/?con=Micronet_Enertec_Technologies_Q4_2013_Results. A telephone replay of the call will be available for two weeks at: 1- 888-295-2634, outside of the U.S: 972-3-3-925-5939.

 MICRONET ENERTEC TECHNOLOGIES, INC.
 CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Share and Earnings Per Share data)

	Year ended December 31,
	2013	2012

Revenues	35,571	17,788
Cost of revenues	22,298	13,790
Gross profit	13,273	3,998
Operating expenses:
Research and development	2,675	777
Selling and marketing	1,170	752
General and administrative	4,179	2,243
Amortization of intangible assets	657	551
Total operating expenses	8,681	4,323
Income (loss) from operations	4,592	(325)

Interest income (expense), net	(2,293)	89
Other income (expense)	(2)	4
Gain on bargain purchase	-	4,623
Income before provision for income taxes	2,297	4,391
Provision (Benefit) for income taxes	496	(136)
Equity in profit on of affiliated company	-	41

Net income	1,801	4,568

Net Income (loss) attributable to non-controlling interests	(2,296)	849
Net income (loss) attributable to Micronet Enertec	(495)	5,417

(*) Earnings (loss) per share attributable to Micronet Enertec:
Basic	$(0.097)	$1.67

Diluted	$(0.097)	$1.54

Weighted average common shares outstanding:
Basic	5,089,122	3,241,500

Diluted	5,089,122	3,594,872

MICRONET ENERTEC TECHNOLOGIES, INC.
 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands)

	Year ended December 31,
	2013	2012
Net income	$1,801	$4,568
Other comprehensive income, net of tax:
Currency translation adjustment	1,742	820
Total comprehensive income	3,543	5,388
Comprehensive income (loss) attributable to the non-controlling interests	(2,882)	157
Comprehensive income attributable to Micronet Enertec	$661	$5,545

MICRONET ENERTEC TECHNOLOGIES, INC.
 CONSOLIDATED BALANCE SHEETS
(In Thousands, except Share and Par Value data)

	December 31, 2013	December 31, 2012

ASSETS
Current assets:
Cash and cash equivalents	$12,825	$10,611
Marketable securities	6,969	3,183
Trade account receivables, net	13,467	9,914
Inventories	4,324	7,392
Derivative asset - call options	460	945
Other accounts receivable	1,165	1,939

Total current assets	39,210	33,984

Property, and equipment, net	2,440	2,269
Intangible assets and others, net	1,076	1,635
Long term deposit	103	43

Total long term assets	3,619	3,947

Total assets	$42,829	$37,931

MICRONET ENERTEC TECHNOLOGIES, INC.
  CONSOLIDATED BALANCE SHEETS
(In Thousands, except Share and Par Value data)

	December 31, 2013	December 31, 2012
LIABILITIES AND EQUITY

Short term bank credit and current portion of long term bank loans	$5,058	$4,689
Current portion of long term notes and convertible debenture, net of discount	-	1,671
Trade accounts payable	4,361	4,701
Other accounts payable	3,355	3,420
Derivative liabilities- put option	-	73

Total current liabilities	12,774	14,554

Long term Loans from banks	3,130	3,941
Long term notes, net of discount	933	1,370
Finance lease	109	-
Accrued severance pay, net	172	1,138
Deferred tax liabilities, net	113	60
Total long term liabilities	4,457	6,509

Stockholders’ Equity:
Preferred stock; $.001 par value, 5,000,000 shares authorized, none issued and outstanding
Common stock; $.001 par value, 100,000,000 shares authorized, 5,831,246 and 3,241,500 shares issued and outstanding as of December 31, 2013 and 2012 respectively.	6	3
Additional paid in capital	8,053	957
Accumulated other comprehensive income	1,389	233
Retained earnings	8,423	8,918

Micronet Enertec stockholders equity	17,871	10,111

Non-controlling interests	7,727	6,757

Total equity	25,598	16,868

Total Liabilities and equity	$42,829	$37,931

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America, ("GAAP"), we provide additional financial metrics that are not prepared in accordance with GAAP, (“non-GAAP”). Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate our financial performance.

Management believes that these non-GAAP financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in our business, as they exclude expenses and gains that do not reflect our ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

The non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP.

The non-GAAP adjustments, and the basis for excluding them from non-GAAP financial measures, are outlined below:

•
Amortization of acquired intangible assets - We are required to amortize the intangible assets, included in our GAAP financial statements, related to the Acquisition of Micronet. The amount of an acquisition’s purchase price allocated to intangible assets and term of its related amortization are unique to the Acquisition. The amortization of acquired intangible assets are non-cash charges. We expect that such charges will be nonrecurring and do not reflect our operational performance. Therefore, we exclude amortization of acquired intangible assets to provide investors with a consistent basis for comparing pre- and post-acquisition operating results.

•
Amortization of UTA’s note discount and related expenses - These interest expenses are non-cash and are related to amortization of discount of the First Note and Second Note. Such expenses do not reflect our on-going operations and most of them will be incurred up to the end of fiscal 2014.

•
Change in fair value of call / put options and warrants – The change in fair value in 2013 of the call/put options relating to the Acquisition is recorded as interest expense. The change in fair value is derived primarily from Micronet’s share price and does not reflect our on-going operations.  In 2012, the change in fair value of UTA warrants derived from changes in the price of our Common Stock and does not reflect our ongoing operations as well.

•
Stock-based compensation is share based awards granted to certain individuals. They are noncash and affected by our historical stock prices which are irrelevant to forward-looking analyses and are not necessarily linked to the operational performance.

•
Gain on bargain purchase - the fair values of assets acquired pursuant to Micronet's acquisition exceeded the purchase price, which was recorded as a bargain purchase gain, and is shown as a separate component of non-operating income. And does not reflect our ongoing operations as well.

The following table reconciles, for the periods presented, GAAP net loss attributable to Micronet Enertec to non-GAAP net income attributable to Micronet Enertec and GAAP loss per diluted share attributable to Micronet Enertec to non-GAAP net income per diluted share attributable to Micronet Enertec:

	Year ended December 31,
	In thousands (Except Shares)
	2013	2012
GAAP Net income (loss) attributable to Micronet Enertec	(495)	5,417
Amortization of acquired intangible assets	657	1,722
Change in fair value of call / put options and warrants	170	(1,286)
Amortization of discount and change in value of long term convertible debenture, net	1,641	460
Stock-based compensation	19
Gain on bargain purchase		(4,623)
Income tax-effect of above non-GAAP adjustments	(99)	(258)
Total non-GAAP net income attributable to Micronet Enertec	1,893	1,432

Non-GAAP net income per diluted share attributable to Micronet Enertec	0.36	0.40
Shares used in per share calculations	5,192,485	3,594,872

About Micronet Enertec Technologies, Inc.

MICT (MICT) Inc, operates through two companies, Enertec Systems 2001 Ltd ("Enertec"), its wholly-owned subsidiary, and Micronet Ltd ("Micronet"), in which it has a controlling interest.  Micronet operates in the growing commercial Mobile Resource Management (MRM) market, mainly in the United States. Micronet designs, develops, manufactures and sells rugged mobile computing devices that provide fleet operators and field workforces with computing solutions in challenging work environments.  Enertec operates in the Defense and Aerospace markets and designs, develops, manufactures and supplies various customized military computer-based systems for missile defense systems, command and control and others.  The Company's products, solutions and services are designed to perform in severe environments and battlefield conditions. For more information please visit: www.micronet-enertec.com, the content of which is not incorporated by reference into this press release.

Forward-looking Statement

This press release contains express or implied forward-looking statements within the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws.  These forward-looking statements include, but are not limited to, those statements regarding products that will serve as our growth engines, future growth and demand in the markets we operate in, new orders, expansion in North America, planned product design, new customers and growth of our business in the local fleet market. Such forward -looking statements and their implications involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those projected. The forward-looking statements contained in this press release are subject to other risks and uncertainties, including those discussed in the "Risk Factors" section and elsewhere in the company's annual report on Form 10-K for the year ended December 31, 2012 and in subsequent filings with the Securities and Exchange Commission. Except as otherwise required by law, the company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact information:
Miri Segal Scharia
Managing Partner Global Accounts & IPOs
Hayden/ MS-IR LLC
Tel: 917-607-8654
msegal@ms-ir.com